As filed with the Securities and Exchange Commission on October 30, 2003

Registration No. 333-100494

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEPPCO Partners, L.P. TE Products Pipeline Company,	Delaware	76-0291058
Limited Partnership	Delaware	76-0329620
TCTM, L.P.	Delaware	76-0595522
TEPPCO Midstream Companies, L.P.	Delaware	76-0692243
Jonah Gas Gathering Company	Wyoming	83-0317360
Val Verde Gas Gathering Company, L.P.	Delaware	48-1260511

(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2929 Allen Parkway
P.O. Box 2521
Houston, Texas 77252-2521
713-759-3636
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James C. Ruth
2929 Allen Parkway
P.O. Box 2521
Houston, Texas 77252-2521
(713) 759-3636
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
John A. Watson
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, TX 77010
(713) 651-5151

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

TABLE OF CONTENTS

Signature

Purpose of Amendment

Termination of Offering and Removal of Securities from Registration

Pursuant to the Registration Statement on Form S-3 (File No. 333-100494) (the “Registration Statement”), the Registrants registered Limited Partnership Units, Debt Securities and Guarantees of Debt Securities up to a maximum aggregate offering price of $ 774,397,350. The following table summarizes the securities sold pursuant to the Registration Statement, including the date and amount of each such transaction.

Securities Sold	Date	Amount

Limited Partnership Units	November 7, 2002	$88,539,000.00
Limited Partnership Units	December 4, 2002	$13,280,850.00
6.125% Senior Notes due 2013	January 27, 2003	$198,570,000.00
Limited Partnership Units	April 2, 2003	$119,541,062.50
Limited Partnership Units	August 7, 2003	$173,400,000.00
Limited Partnership Units	August 19, 2003	$5,649,372.00

Total sold		$598,980,284.50

Amount unsold		$175,417,065.50

The Registrants do not intend to sell any more of the registered securities pursuant to the Registration Statement, and the offering contemplated by the Registration Statement has terminated. Pursuant to the undertakings in Item 17 of the Registration Statement, the Registrants are removing from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, all of the $175,417,065.50 remaining securities registered under the Registration Statement.

Signature

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of October, 2003.

TEPPCO PARTNERS, L.P., by Texas Eastern Products Pipeline Company, LLC, as General Partner

By: /s/ CHARLES H. LEONARD

Charles H. Leonard Senior Vice President and Chief Financial Officer

GUARANTOR REGISTRANTS (majority owned subsidiaries of the above Registrant):

TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP by TEPPCO GP, Inc., as General Partner

By: /s/ CHARLES H. LEONARD

Charles H. Leonard Senior Vice President and Chief Financial Officer

TCTM, L.P. by TEPPCO GP, Inc., as General Partner

By: /s/ CHARLES H. LEONARD

Charles H. Leonard Senior Vice President and Chief Financial Officer

TEPPCO MIDSTREAM COMPANIES, L.P. By: TEPPCO GP, Inc., as General Partner

By: /s/ CHARLES H. LEONARD

Charles H. Leonard Senior Vice President and Chief Financial Officer

JONAH GAS GATHERING COMPANY By: TEPPCO GP, Inc., as Managing General Partner

By: /s/ CHARLES H. LEONARD

Charles H. Leonard Senior Vice President and Chief Financial Officer

VAL VERDE GAS GATHERING COMPANY, L.P. By: TEPPCO NGL Pipelines, LLC, as General Partner

By: /s/ CHARLES H. LEONARD

Charles H. Leonard Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of October, 2003.

Signature	Position with the General Partner

/s/ BARRY R. PEARL Barry R. Pearl	President and Chief Executive Officer (Principal Executive Officer)**

/s/ CHARLES H. LEONARD Charles H. Leonard	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)**

* Jim W. Mogg	Chairman of the Board of Texas Eastern Products Pipeline Company, LLC

* Milton Carroll	Director of Texas Eastern Products Pipeline Company, LLC

* Derrill Cody	Director of Texas Eastern Products Pipeline Company, LLC

* John P. DesBarres	Director of Texas Eastern Products Pipeline Company, LLC

* Mark A. Borer	Director of Texas Eastern Products Pipeline Company, LLC

* William W. Slaughter	Director of Texas Eastern Products Pipeline Company, LLC

* R. A. Walker	Director of Texas Eastern Products Pipeline Company, LLC

Michael J. Bradley	Director of Texas Eastern Products Pipeline Company, LLC

*By:	/s/ CHARLES H. LEONARD

Charles H. Leonard, as attorney-in-fact for the persons indicated pursuant to powers of attorney dated October 11, 2002.

**	Also as director of TEPPCO GP, Inc., the general partner of each of TE Products Pipeline Company, Limited Partnership, TCTM, L.P., and TEPPCO Midstream Companies, L.P., the managing general partner of Jonah Gas Gathering Company, and of TEPPCO NGL Pipelines, LLC, the general partner of Val Verde Gas Gathering Company, L.P.